Exhibit 5.1

Sherman & Howard L.L.C. 50 West Liberty Street, Suite 1000, Reno NV 89501 Phone: 775.323.1980 3960 Howard Hughes Parkway, Suite 500 Las Vegas, NV 89169 Phone: 702.387.6073 ShermanHoward.com

November 29, 2023

CleanCore Solutions, Inc.

5920 South 118th Circle, Suite 2

Omaha, Nebraska 68137

Re:	CleanCore Solutions, Inc./Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to CleanCore Solutions, Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company of (a) up to $8,625,000 in shares of its Class B Common Stock, $0.0001 par value per share (“Class B Common Stock”) including $7,500,000 in shares of its Class B Common Stock on a firm commitment basis (the “Firm Shares”) and $1,125,000 in shares of its Class B Common Stock in connection with an over-allotment option granted to the underwriters (the “Over-Allotment Shares” and, collectively with the Firm Shares, the “Offering Shares”); (b) shares of its Class B Common Stock (the “Representative’s Warrant Shares”) to be issued upon exercise of Common Stock Purchase Warrants (the “Representative’s Warrants”) granted to the underwriters in connection with the issuance of the Offering Shares; and (c) 1,741,036 shares of its Class B Common Stock (the “Selling Stockholder Shares”) to be sold by certain stockholders identified in the Registration Statement (as defined below).

The Offering Shares, the Representative’s Warrant Shares, and the Selling Stockholder Shares (collectively, the “Shares”) are to be offered under a Registration Statement on Form S-1 Registration No. 333-274928 (the “Registration Statement”) in accordance with the Securities Act of 1933, as amended (the “Securities Act”), as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	the Registration Statement;

CleanCore Solutions, Inc. November 29, 2023 Page 2

(b)	a form of Underwriting Agreement between the Company and Boustead Securities, LLC, acting as representative of the several underwriters (the “Underwriting Agreement);

(c)	a form of Representative’s Warrants;

(d)	the Articles of Incorporation of the Company as filed with the Secretary of State of Nevada on August 23, 2022, as amended by the Certificates of Amendment of the Company as filed with the Secretary of State of Nevada on August 24, 2022 and November 21, 2022;

(e)	the Bylaws of the Company as adopted on August 24, 2022; and

(f)	certain resolutions and actions of the Board of Directors of the Company relating to the issuance of the Shares and registration of the Shares under the Securities Act.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination of documents, we have assumed the legal capacity of all-natural persons executing the documents; the genuineness of all signatures on the documents; the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies; that the parties to such documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder; other than with respect to the Company, the due authorization by all requisite action, corporate or other of the documents; the execution and delivery by all parties of the documents; and the validity and binding effect of the documents on all parties.

We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents.

The opinions set forth below are also subject to the further qualification that the enforcement of any agreements or instruments referenced herein and to which the Company is a party may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

CleanCore Solutions, Inc. November 29, 2023 Page 3

Based upon and subject to the foregoing, we are of the opinion that:

(a)	the issuance of the Offering Shares has been duly authorized and upon issuance in accordance with the terms of the Underwriting Agreement, the Offering Shares will be validly issued, fully paid, and nonassessable;

(b)	the issuance of the Representative’s Warrant Shares has been duly authorized and upon issuance of the Representative’s Warrant Shares upon exercise of and in accordance with the terms of the Representative’s Warrants, the Representative’s Warrant Shares will be validly issued, fully paid, and nonassessable; and

(c)	the Selling Stockholder Shares were duly authorized, validly issued, and fully paid, and are nonassessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention after the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada, excluding securities laws of the State of Nevada, as to which we express no opinions. We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sherman & Howard L.L.C.

SHERMAN & HOWARD L.L.C.